SIXTH SCHEDULE

(Regulation 3(2)(a)

FORM 1

Republic of Mauritius

CERTIFICATE OF INCORPORATION

(section 24 of the Companies Act 2001)

Company No. : 64619
C2/GBL

This is to certify that

Flextronics Sales and Marketing Consumer Digital Ltd.

is on and from the **10th** day of **August 2006**

incorporated as a Private Company limited by shares.

Given under my Hand and Seal of office in

Port Louis, Mauritius on this **10th** day of **August 2006**

CERTIFIED TRUE COPY

for Intercontinental Trust Ltd
MAN KIOW CHAN KAN CHEONG

REGISTRAR OF COMPANIES MAURITIUS

Z. Tin Loi (Miss)
for Registrar of Companies